UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2021

INSMED INCORPORATED
 (Exact Name of Registrant as Specified in Charter)

Virginia (State or Other Jurisdiction of Incorporation)	000-30739 (Commission File Number)	54-1972729 (I.R.S. Employer Identification No.)

700 US Highway 202/206
Bridgewater, New Jersey 08807
(Address of Principal Executive Offices, and Zip Code)

(908) 977-9900
Registrant’s Telephone Number, Including Area Code

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	INSM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR Sec.230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR Sec.240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 — Other Events.

Public Offering of Common Stock

On May 10, 2021, Insmed Incorporated (the “Company”) entered into an Underwriting Agreement (the “Equity Underwriting Agreement”) with J.P. Morgan Securities LLC and SVB Leerink LLC, as representative of the underwriters named in Schedule I thereto (the “Equity Underwriters”), pursuant to which, subject to satisfaction of the conditions set forth therein, the Company has agreed to sell to the Equity Underwriters, and the Equity Underwriters have agreed to purchase from the Company, 10,000,000 shares (the “Firm Shares”) of the common stock, par value $0.01 per share, of the Company (the “Common Stock”). The Company also granted the Equity Underwriters an option to purchase up to an additional 1,500,000 shares of Common Stock (together with the Firm Shares, the “Shares”) within 30 days after May 10, 2021, which the Equity Underwriters exercised in full on May 11, 2021.

The Equity Underwriters will purchase the Shares from the Company at a price, after underwriting discounts and commissions, of $23.50 per share. Gross proceeds to the Company, before deducting underwriting discounts and commissions and other offering expenses payable by the Company, will be $287.5 million.

The offering of the Shares is being made pursuant to the Company’s shelf registration statement on Form S-3 (Registration Statement No. 333-238560) that became automatically effective upon filing with the Securities and Exchange Commission (the “SEC”) on May 21, 2020, which includes a base prospectus dated May 21, 2020 (the “Registration Statement”), as supplemented by a preliminary prospectus supplement filed with the SEC on May 10, 2021, and a final prospectus supplement, dated May 10, 2021 and filed with the SEC on May 11, 2021.

The Company made certain customary representations, warranties and covenants in the Underwriting Agreement concerning the Company, the Registration Statement and the offering of the Shares. The Company has agreed to indemnify the Equity Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company and the Equity Underwriters expect to consummate the sale and purchase of the Shares pursuant to the Equity Underwriting Agreement on May 13, 2021, subject to the satisfaction of customary closing conditions.

A copy of the Equity Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the terms of the Equity Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Equity Underwriting Agreement.

The legal opinion of Hunton Andrews Kurth LLP relating to the Shares is filed herewith as Exhibit 5.1.

Public Offering of 0.75% Convertible Senior Notes due 2028

On May 10, 2021, the Company entered into an Underwriting Agreement (the “Notes Underwriting Agreement”) with J.P. Morgan Securities LLC and SVB Leerink LLC, as managers of the underwriters named in Schedule I thereto (the “Notes Underwriters”), pursuant to which, subject to satisfaction of the conditions set forth therein, the Company has agreed to sell to the Notes Underwriters, and the Notes Underwriters have agreed to purchase from the Company, $500 million aggregate principal amount of the Company’s 0.75% Convertible Senior Notes due 2028 (the “Firm Notes”). The Company also granted the Notes Underwriters an option to purchase up to an additional $75 million aggregate principal amount of 0.75% Convertible Senior Notes due 2028 (together with the Firm Notes, the “Notes”) within 30 days after May 10, 2021, solely to cover over-allotments, which the Notes Underwriters exercised in full on May 11, 2021.

The gross proceeds to the Company from the sale of the Notes, before deducting underwriting discounts and commissions and other offering expenses payable by the Company, will be $575 million.

The offering of the Notes is being made pursuant to the Company’s Registration Statement, as supplemented by a preliminary prospectus supplement filed with the SEC on May 10, 2021, and a final prospectus supplement, dated May 10, 2021 and filed with the SEC on May 11, 2021.

The Company made certain customary representations, warranties and covenants in the Notes Underwriting Agreement concerning the Company, the Registration Statement and the offering of the Notes. The Company has agreed to indemnify the Notes Underwriters against certain liabilities, including liabilities under the Securities Act. The Company and the Notes Underwriters expect to consummate the sale and purchase of the Notes pursuant to the Notes Underwriting Agreement on May 13, 2021, subject to the satisfaction of customary closing conditions.

A copy of the Notes Underwriting Agreement is filed as Exhibit 1.2 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the terms of the Notes Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Notes Underwriting Agreement.

The legal opinion of Hunton Andrews Kurth LLP relating to the Notes is filed herewith as Exhibit 5.2. The legal opinion of Covington & Burling LLP relating to the Notes is filed herewith as Exhibit 5.3.

The Notes will be issued pursuant to an indenture by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by a second supplemental indenture to be entered into by and between the Company and the Trustee.

Repurchase of 1.75% Convertible Senior Notes due 2025

Concurrently with the public offerings of Shares and Notes, the Company plans to enter into separate and privately negotiated repurchase transactions with certain holders of a portion of the Company’s 1.75% Convertible Senior Notes due 2025 (the “2025 Notes”). In these transactions, the Company plans to repurchase the 2025 Notes with an aggregate principal amount of $225 million for an aggregate repurchase price of approximately $238.9 million. The Company intends to use a portion of the net proceeds from the public offering of the Notes to pay the purchase price for the repurchase of the 2025 Notes.

Item 7.01 — Regulation FD Disclosure

On May 10, 2021, the Company issued a press release announcing the commencement of the offerings of Shares and Notes. On May 11, 2021, the Company issued a press release announcing the pricing of the offerings of Shares and Notes. Copies of the press releases are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

1.1	Underwriting Agreement, dated May 10, 2021, by and among Insmed Incorporated and J.P. Morgan Securities LLC and SVB Leerink LLC, as representatives of the underwriters named in Schedule I thereto.

1.2	Underwriting Agreement, dated May 10, 2021, by and among Insmed Incorporated and J.P. Morgan Securities LLC and SVB Leerink LLC, as managers of the underwriters named in Schedule I thereto.

5.1	Opinion of Hunton Andrews Kurth LLP related to the Shares.

5.2	Opinion of Hunton Andrews Kurth LLP related to the Notes.

5.3	Opinion of Covington & Burling LLP related to the Notes.

23.1	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.1).

23.2	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.2).

23.3	Consent of Covington & Burling LLP (included in Exhibit 5.3).

99.1	Press Release issued by Insmed Incorporated on May 10, 2021.

99.2	Press Release issued by Insmed Incorporated on May 11, 2021.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2021	INSMED INCORPORATED

	By:	/s/ Christine Pellizzari
	Name:	Christine Pellizzari
	Title:	Chief Legal Officer